As filed with the Securities and Exchange Commission on 2-8-2011
Registration No. __________

                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                                FORM S-1
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                  STRATEGIC DENTAL MANAGEMENT CORP
        (Exact name of registrant as specified in its charter)

        Colorado                             8011                       27-1340346
(State or other jurisdiction of    (Primary Standard Industrial     I.R.S. Employer
incorporation or organization)         Classification Code)        Identification No.)

                         1496 N. Higley Rd.
                         Gilbert, AZ 85234
                       Telephone: 480-654-9400
                    (Address and telephone number of
                registrant's principal executive offices)

                            Brian E. Ray
                         1496 N. Higley Rd.
                         Gilbert, AZ 85234
                        Telephone: 480-654-9400
               (Name, address, including zip code, and
      telephone number, including area code, of agent for service)

With copies to:

                           Jody M. Walker,
                           Attorney at Law
                        7841 S. Garfield Way
                      Centennial, Colorado 80122
                       Telephone: (303)850-7637
                       Facsimile: (303)482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.

Large accelerated filer [ ]       Accelerated filer                     [ ]
Non-accelerated filer      [ ]     Smaller reporting company  [x]

                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED     AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM    REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE       FEE
                                    PER SHARE      OFFER PRICE
Common Stock(1)        6,000,000     $ .10          $600,000     $69.66
Common Stock(2)          100,000     $ .10            10,000       1.16
                      ----------                    --------     ------
Total                  6,100,000                    $610,000     $70.82

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(2) Represents common stock being sold on behalf of selling security holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to completion and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated January 25, 2011
Subject To Completion

                   Strategic Dental Management Corp.

              Up to a Maximum of 6,000,000 Common Shares
                        at $0.10 Per Share

We are offering for sale a maximum of 6,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.10 per share.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

We are also registering 100,000 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The 100,000 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders must sell at a fixed price of $.10 until our shares are quoted on a market or securities exchange. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2011. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

There is no market for our securities. Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                     Per Common Share      Total
                                     ----------------      -----
Offering Price                            $.10           $600,000
Proceeds to Strategic Dental,
  before expenses                         $.10           $600,000

                                                              TABLE OF CONTENTS

Prospectus Summary                                                 6
Risk Factors                                                       7
Forward Looking Statements                                        17
Plan of Distribution and Selling Security Holders                 17
Business Operations                                               21
Use of Proceeds                                                   27
Determination of Offering Price                                   28
Dilution                                                          28
Dividend Policy                                                   29
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             29
Directors, Executive Officers, Promoters and Control Persons 32 Security Ownership of Certain Beneficial Owners
  and Management                                                  37
Certain Relationships and Related Transactions                    37
Description of Capital Stock                                      39
Shares Eligible for Future Sale                                   40
Disclosure of Commission Position on Indemnification              42
  for Securities Act liabilities
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure                                        42
Market for Common Stock and Related Stockholder
  Matters                                                         42
Experts                                                           44
Legal Proceedings                                                 44
Legal Matters                                                     44
Where You Can Find More Information                               45
Financial Statements                                              46

                          PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

General	Strategic Dental Management Corp. was
incorporated under the laws of the State of Colorado on January 8, 2010.

Operations              We are a development stage company, formed to
build dental practices from scratch or to acquire existing dental practices and manage all aspects of the dental practices including payroll, human resources, collections, personnel, training etc. In addition, we will consult with other dental practices and train employees, manage day to day operations, provide all financial and accounting services etc.

	We have a deficit accumulated in the
development stage of $(7,866) as of December
31, 2010. In their opinion on our financial statements as of and for the period from inception (January 8, 2010) to December 31,
2010, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Common Shares
 Outstanding prior to
 Offering               4,900,000

Common Shares being
 sold in this offering  6,000,000

Common Shares being
 sold in this offering
 by selling security
 holders                100,000

Terms of Primary
 Offering              	This is a self-underwritten public offering
with no minimum purchase requirement. Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Sales by Selling
Security Holders      	The selling security holders must sell at a
fixed price of $.10 until our shares are quoted a market or securities exchange. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

                        We are registering common shares on behalf of the selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Termination of the
  Offering              The primary offering will commence on the
effective date of this prospectus and will terminate on or before December 31, 2011. In management's sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Market for our common
 stock                 	Our common stock is not quoted on a market or
securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Use of proceeds         We will use the proceeds of this offering to
develop and execute a fully operational valid marketing plan for our product.


                          RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.	We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability. Potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. The registrant was incorporated on January 8, 2010. The registrant was incorporate for the purpose of purchasing and/or building dental practices and continue with the day-to-day
operations with those practices.   We may not be able to successfully
effectuate our business plan or we may not be able to market our services in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

-   raise sufficient capital in the public and/or private markets;
- have access to a line of credit in the institutional lending marketplace for the expansion of our business;
-   respond effectively to competitive pressures; or
- recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and the registrant is a highly speculative venture involving significant financial risk.

2. Funds raised in this offering will not be sufficient to purchase more than one dental practice along with the building and assets. It is likely that we will incur operating losses in the next twelve months and need to raise additional capital.

Although we hope to raise sufficient money from this offering to locate and purchase at least one practice, there is no assurance that we will be successful. We will incur operating losses in the next twelve months. It will be necessary to either raise additional capital or to secure bank loans to purchase the practices along with all equipment. Furthermore, it will be necessary for the registrant to raise additional capital over the next 12 to 24 months to be able to acquire additional practices and to fully implement our business plan.

Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders or others, and/or from public and private equity offerings of the registrant's stock.
Our ability to access capital will, among other things, depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought.

Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of
our business strategy would be adversely affected.   If we are unable
to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment and could lose their entire investment.

3. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.

We are currently a development stage company. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise sufficient money from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the registrant.

4.	As a development stage company, we may experience substantial cost overruns in acquiring our first practices and creating a strategy for future stages such marketing the practices, and we may not have sufficient capital to purchase other practices.

We may experience substantial cost overruns in purchasing the first two practices, and may not have sufficient capital to successfully execute our entire business plan. Because the practices are not yet identified, we do not currently know the exact purchase price or timing of purchase. If the purchase prices are greater than expected, we may not have nor be able to raise sufficient capital to purchase other practices. In addition, the commercial success of any dental practice is often dependent upon factors beyond the control of the registrant attempting to market the services, including, but not limited to, market acceptance of the company, medical industry or governmental restrictions, and whether or not third parties promote the services through prominent marketing channels and/or other methods of promotion.

5. Customers may not use our services. We may never become profitable.

It is our intention to initially market our services locally within a five mile radius of each practice. Customers may not accept and use our services or may prefer the services of a competitor. Acceptance and use of our services will depend upon a number of factors including:

   -  Pricing relative to competing dental practices;
   -  Overall aesthetic appeal of the practices
   - Relative vicinity of the practices in relation to customers homes or work
   -  Effectiveness of marketing efforts by us, and
   -  Ability to easily and timely service our customers.

There can be no assurance that we will gain market acceptance of our practices. If and when we open our practices, if they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

6.	We will rely on third parties to perform all dental work within a practice over whom we have little or no control.

In each practice, we will rely on dentist and hygienists to perform all dental work. There is no guarantee that we will be able to find a dentist to work as an employee nor is there a way to keep that dentist as an employee. In addition, there is no way that we can control the way the dentist performs his or her work. The lack of ability to guarantee a full time dentist may have adverse effect on the individual practice and the business as a whole. Any significant time without a dentist could cause the practice to fold which might cause any investor to lose their investment.

7.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The industry that our company proposes to be in is highly competitive and although we believe our services offers unique possibilities, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our company. Our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have or expect to have in the near future. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we can to ours. To be competitive, we must continue to invest significant resources in sales and marketing, and customer support. We may not have sufficient resources to make the investments necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

8.	Our success depends on hiring the staff and associate doctor.  We may not be able to locate and hire necessary personnel to make our operations a success.

The expansion of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled doctors as well as other, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

We intend to hire all staff upon purchase of each practice. In general, most staff will stay in place from the previous owner, however it is possible that some or all of the staff may either quit or we may
find it necessary to let all staff members go and start new.   Our
future revenue growth will depend in large part on being able to hire the associate doctor as well as the other staff members. We may or may not be successful in acquiring a doctor to work as an associate at any or all of the practices.

We currently do not have any employees other than our two officers, who are also our directors. Once we have narrowed down the specific practices we intend to purchase, we will require sufficient staff or organization for the day to day operations including marketing collections, etc. It is anticipated that we will compete with companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies

9. Delays in prompt payments from our customers or disputes may adversely affect our business.

Once we begin servicing our patients, if ever, we will be dependent upon reasonably prompt payments from our customers as well as insurance providers. Delays or disputes may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if needed, or that the terms of such credit would be reasonable or affordable.

10.	Our officers have no experience in running multiple dental
offices. They may not be able to successfully operate such a business which could cause you to lose your investment.

Although we have successfully run a single dental practice, we are not experienced in running several practices simultaneously. Our current officers have effective control over all decisions regarding both policy and operations of our operations with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our officers have no experience in operating multiple dental practices. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business.

11.	If we lose the services of key members of our management team, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our management team. In particular, Brian E. Ray, our chief executive officer and John Lundgreen, chief financial officer, are critical to our overall management as well as our strategic direction. The loss of Messrs. Ray's and/or Lundgreen's services could have a material adverse effect on our business operations and financial condition. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

12.	Our officers have other business activities and will only be devoting up to 50% of their time to our operations. our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our officers are not required to work exclusively for us, are only engaged in our business activities on a part-time basis and do not intend to devote full time to the business of the registrant in the foreseeable future. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Our current officers, intend to devote only approximately 20 to 30 hours per week to our business activities, however they devote whole days or even multiple days at a stretch when required. Subsequent to the completion of this offering, the purchase of two practices, and the raising of additional needed capital, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that our officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

13.	We may be subject to liability claims. Our ability to obtain liability coverage may be limited due to lack of funds or the cost of the coverage sought.

Although each doctor will be required to carry his own malpractice insurance, the very nature of the medical business may expose us to the risk of significant losses resulting from liability claims or other law suits. Although we will obtain and intend to maintain liability insurance to offset some of this risk, we may be unable to secure sufficient amounts of such insurance or it may not cover certain potential claims against us. We may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If we are able to secure insurance coverage, we may be faced with a successful claim against us in excess of our liability coverage that could result in a material adverse impact on our business. If insurance coverage is too expensive or is unavailable to us, we may be forced to self-insure against such claims. With insufficient insurance coverage, a successful claim against us and any defense costs incurred in defending against such claims may have a material adverse impact on our operations.

14.	Our officers and directors own a majority of the outstanding shares of our common stock and other stockholders may not be able to influence control of the registrant or decision making by management of the registrant.

Our officers and directors presently own, in the aggregate, 98% of our outstanding common stock. If we sell all of the 6,000,000 being sold in this offering, our officers will own 44%. As a result, our officers and directors will have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our articles of incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our officers and directors are inconsistent with the interests of other stockholders. In addition, other stockholders may not be able to change the officers and directors, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders' wishes.

15.	State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

16.	We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

17.	We have not yet adopted of certain corporate governance measures.
As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

18.	We may be exposed to potential risks resulting from new
requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

19.	The costs to meet our reporting and other requirements as a
public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

20. There is no escrow account. Offering proceeds shall be deposited directly into our operating account. Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

21. There is a disparity between the offering price and the prices at which the selling security holders acquired their common shares. This may negatively affect your ability to sell your common shares in the future.

The selling security holders will sell their common shares at $.10 per common share until our common shares are quoted on a market or securities exchange. The selling security holders acquired their common shares for no cash and/or services for $.001 per common share and are registering common shares to be sold at $.10 until our common shares are quoted on the OTC Electronic Bulletin Board.

22. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

23. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, The registrant common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

24. The initial price of $.10 may have little or no relationship to the market price, if any, of our common stock.

The offering price of our common stock by the selling security holder was arbitrarily determined without regard to book value, recent issuances of shares, such as for cash and services or market value. There may be little or no relationship between the initial prices of
$.10 and the market price.   You may lose your entire investment.

25. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, the registrant may issue equity and debt securities.
Any sales of additional common shares may have a depressive effect upon the market price of the registrant's common stock causing the stock price to decline.

26. The selling security holders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

27.	We are not subject to compliance with rules requiring the
adoption of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

28.	We may be exposed to potential risks resulting from new
requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

29.	The costs to meet our reporting and other requirements as a
public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business
or even to meet routine business obligations. 	If we become a public
entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.


FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.
These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

       PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the sale of 6,000,000 common shares by the registrant and 100,000 shares being registered by selling shareholders.

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market. We do not yet have a market maker who has agreed to file such application.

Primary Offering
We will sell the 6,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

Secondary Offering
This prospectus also relates to the resale of 100,000 shares of common stock by the selling security holders.

The selling security holders will sell their common shares at $.10 per common shares until our common shares are quoted on a market or securities exchange. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not affected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 100,000 common shares offered by the selling security holders may be sold by one or more of the following methods, without limitation: ordinary brokerage transactions and transactions in which the broker solicits purchases; and face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:
   (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
   (b) privately negotiated transactions;
   (c) market sales (both long and short to the extent permitted under the federal securities laws);
   (d) at the market to or through market makers or into an existing market for the shares;
   (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
   (f) a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The security holders and any broker-dealers or agents that participate with the security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act

Selling Security Holders
The table below sets forth information with respect to the resale of shares of common stock by the selling security holders. We will not receive any proceeds from the resale of common stock by the selling security holders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 100,000 common shares currently outstanding for the account of five individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

                    # of Shares        Total Shares     Total Shares     % After
Name              Being Registered    Before Offering  After Offering    Offering
Richard Westberg       20,000             20,000              0             0
Judd Flake             20,000             20,000              0             0
David Lundgreen        20,000             20,000              0             0
Daniel Bodrero         20,000             20,000              0             0
Loyd Young             20,000             20,000              0             0

Brokers or dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated. Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling security holders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling security holders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the

Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Penny Stock
Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

Make a suitability determination prior to selling penny stock to the purchaser;
   -  Receive the purchaser's written consent to the transaction; and
   -  Provide certain written disclosures to the purchaser.


                   BUSINESS OPERATIONS

General
The registrant was incorporated under the laws of the State of Colorado on January 8, 2010. We are a development stage company, formed to build dental practices from scratch or to acquire existing dental practices. In addition, we will manage all aspects of the dental practices including payroll, human resources, collections, personnel, training etc. The officers of the registrant currently own and operate a privately held dental practice called SofTouch Dental LLC since 2005. SofTouch Dental LLC is a general dental practice located in Gilbert Arizona. In addition to owning a dental practice, the officers have acted as dental consulting with a number of other practices in the Phoenix area. Although the registrant is in the same line of business, because it is a new entity, it has generated very little revenue, and our operations have been limited to organizational, start-up, and capital formation activities.

We have a specific business plan and never intended and do not intend to be a blank check company. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the registrant nor its officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The registrant provides a wide range of business services to its affiliated dental practices. Among the services provided by SDM are; administrative functions, including accounting, human resources, marketing and finance; recruitment of professional, administrative and support personnel in the practices; and equipment and facility leasing.

Industry background
There is a shortage of affordable, well-managed dental offices in Arizona. With over 2,100 people for every dentist in the state, Arizona's concentration of dentists is less than the national average which is 1,700 people for every dentist.(1) This means a typical Arizona dentist should have, on average, 400 more patients than a dentist in another part of the country. Based on in-house research, we have determined that many offices in Arizona have experienced significant revenue declines in 2008 and 2010 while other offices are recording record revenue. We are of the opinion that the difference is due to a lack of formal business training. Rather than adapt to changing circumstances, many continue with what they know and hope their financial situation improves.

Acquisition of Dental Practices
The registrant will own dental practices that offer quality dental care, reasonable prices and convenient hours including evening and Saturday appointments. The registrant will promote their dental practices on the basis of value. The registrant will advertise to prospective patients, and provide a flexible schedule that will appeal to working adults and parents of school aged children.

Each office will offer a comfortable, relaxed environment complete with flat screen televisions and a play area for children. In addition, the offices will have six to eight operatories to allow for double and triple booking of hygiene and dental procedures. All x-rays and charts will be digital.

Although we have not yet purchased our first practice we believe that it will take approximately 6 months to determine which practice to purchase and an additional 2 month to do due diligence and another 2 months to close on that practice. We anticipate being able to purchase the second practice within 12 months.

The registrant intends grow to include four practices by the end of 2014. We intend purchase two existing dental practices in the Phoenix metropolitan market, defined as Phoenix, Scottsdale, Tempe, Mesa, Chandler, Gilbert, Glendale, in 2012 and an additional two in 2013. Beginning in 2014, we hope to expand to other markets including Casa Grande, Tucson, Cave Creek and Queen Creek. The expansion could continue at three practices per year through the end of 2018.

Business Strategy
The registrant aims to become the premier value based dental group in the western United States. Our mission is to provide the best value in quality dental care at the low prices our patients deserve. We will promote quality, modern dentistry for less than the competition. We will begin by focusing our efforts in the Phoenix metropolitan area and then expand out to other parts of Arizona. The practices owned by the registrant will have the reputation for quality service, expanded hours of operation and friendly staff. We anticipate building each practices annual collections from $0 to over $800,000 within the two years and to $1.1 million by the third year of operation.

Over the next twelve months, the registrant intends to focus on the following activities:
   -  Locate specific dental practice for purchase
   -  Close on 1st practice and hire employees
   -  Begin general business operations and marketing

The registrant estimates that it will require an approximate minimum of $600,000 in the next 12 months to implement its activities. Such funds will be needed for the following purposes:

Dental Practice Mission and Goals
Vision:   Working Together for a Healthier Smile.
Mission: To provide the best value in quality dental care at the low prices our patients deserve.
Goals:
   -  Assure access to quality, affordable dental care services.
   - Recommend and implement health policy and services based upon assessment of individual dental needs.
   - Implement training and systems at each practice to ensure consistency and a high level of treatment plan acceptance.

Employee Motivation and Retention Strategies:
   - Encourage excellence by ensuring a healthy work environment that values employees.
   - Support the workforce through the effective use of technological and other resources.
   - Above average compensation through performance based pay scales.
   - Quarterly bonuses and incentives based on meeting and exceeding achievable plan goals and overall profitability.

Dental Practice Office Staff
A highly professional and qualified staff will be put in place to handle all front and back office needs. Offices will start with two front office staff, one dental assistant, one dental hygienist, and one dentist. Additional staff will be added as the practice grows.

Dental Practice Accepted Insurance
Insurance Plans accepted as "in network" will include:
   -  Delta
   -  Guardian
   -  MetLife
   -  Cigna PPO
   -  Fortis
   -  Aetna PPO
   -  TDA

Services
The registrant, through its dental practices will provide the following services:

   - Diagnostic Examinations-evaluating existing conditions to determine the required dental treatment. Examples: initial oral examination, complete x-ray survey, and cavity-detecting bite-wing x-rays, comprehensive dental and health history, jaw and bite alignment, comprehensive periodontal exam, comprehensive tooth by tooth evaluation, and teeth cleaning.

   - Preventive Care-taking care to avoid or minimize the risk of serious abnormalities and diseases. Examples: prophylaxis (or teeth cleaning), space maintainers, and topical application of fluoride.
   -  Corrective Treatment-working to ensure optimal dental health.
Examples: amalgam, and composite resin fillings, porcelain, gold restoration, crowns, and jackets.
   -  Periodontics-treatment of the gums.
   -  Orthodontics-development and repositioning of the teeth and jaws.
Examples: full and partial braces, retainers, etc.
   - Endodontics-the focus on the inside of the tooth or the nerve and blood supply.
   - Prosthodontics-constructing, replacing, or repairing of fixed bridges, removing partial dentures, complete dentures, crowns, and implant restorations.
   -  Orthodontics-development and repositioning of the teeth and jaws.
Examples: full and partial braces, retainers, etc.
   - Pedodontics-the care of children's teeth using technologies such as sealants and the special problems of the younger population.
   -  Cosmetic-teeth bleaching and whitening, capping, crowning, etc.

Related Services
In addition to the above listed services, the registrant, through its dental practices, will provide other related dental services:
administering anesthesia, injecting therapeutic drugs, applying desensitizing medicaments, consulting, and professional visits.

Estimated Dental Practice Expenses
The registrant estimates that the expenses for each dental practice will be as follows:
Dentist Compensation: All dentists will be compensated on a sliding scale based on production. Full time employee dentists should earn a minimum of $135,000. A highly productive dentist generating $75,000 per month would earn nearly $300,000 per year.

Dentists not meeting production targets will be limited in their financial compensation. All staff dentists will be required to sign employment contracts and non-compete clauses.

Rent: Rent can vary greatly depending on location, visibility, square footage, accessibility, nearby anchor stores and restaurants, etc. Rent including triple net will vary from location to location but will average $4,500 per month.

Janitorial and Maintenance: Office staff will be responsible for light daily cleaning. A cleaning service will come twice per month at a cost of $100 per visit.

Assistants: The model calls for 1 assistant per dentist initially. Assistants will be paid between $30,000 and $35,000 annually and are eligible for additional compensation based on production.

Front Office Personnel: Each office will maintain two full time front office personnel. This includes an office manager/treatment coordinator with an annual salary of approximately $42,000 and a Scheduling Coordinator/Insurance and Collections Specialist with an approximate annual salary of $30,000.

Office Supplies: Dental statistics indicate the cost of office supplies should be 2 percent of revenues. This includes paper, billing materials, software, etc.

Dental Supplies: Dental statistics indicate supplies average six percent of revenues.

Telephone and Utilities: These services are expected to be $6,000 annually per clinic.

Bookkeeping and Accounting:  $2,500 per office per year

Payroll taxes are estimated to be 8%.

Revenue Sources
The registrant expects that each dental practice will have the following revenue sources:

Private Payor Insurance: An affiliation with national payers is critical to driving new business. National payors include Met Life, Delta Dental, Aetna, Cigna and Great Western, and TDA. Management is currently aligned with all of the above providers. National payers average 30 - 60 days for payment.

Fee for Service (Self-Insured): Many residents are not covered under an insurance plan. The company expects 25% of their revenues to come from co-pays and fee for service patients. This network of patients is developed from within the community and referrals from existing patients. The majority of these patients will come from within a 7 mile radius of the clinic.

Collections and Dental Billing Process: Dentrix is the preferred solution for managing patient collections. Patient information is downloaded and immediately transmitted to the insurance company. This process is facilitated by the software for digital x-ray imaging. This will expedite the payment for x-ray claims.

Patients are responsible for their portion of the billing at time of service. Co-pays are estimated to account for approximately
25% of total collections.

Dental credit cards are becoming popular vehicles for patient financing. CareCredit currently offers a dental loan for approved customers. This and other similar payment services will be accepted.

Nationally, dental collections run between 96% - 98%. In the event of a large outstanding credit, a collection agency will be utilized to attempt collection.

Insurance
We have not obtained any insurance to cover potential risks and liabilities, but do intend to as soon as we acquire our first dental practice.

Patents and trademarks
We currently have no patents or trademarks for our proposed services or brand name. Although we intend to apply for certain trademarks, there is no assurance that they would not infringe on other trademarks and that they would ever be issued to us.

Governmental Regulations
We are subject to a variety of state laws and regulations relating to, among other things, Workman's Comp, HIPPA, business license, charging and collecting state sales or use tax and safety/restrictions and others. We may be subject to certain federal, state and local laws and regulations relating to other laws, rules and regulations. We believe that we are and will be in substantial compliance with the terms of all such laws, rules and regulations and that we would have no liabilities under such and that we do not expect any such laws, rules and regulations to have a material adverse effect on our business, results of operations or financial condition.

Employees
At this time, we have no employees other than our executive officers, who are also our directors. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers. The executive officers do not intend to accept any payment for their services from the receipts of this offering.

If and when we purchase our first practice and begin doing business, we will need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Description of Property
The registrant's executive offices consist of 500 square feet and are located at 1496 N. Higley Rd. Gilbert, AZ 85234 provided by an entity presently leased by the registrant's officers and supplied at no charge to the registrant. The registrant believes that its current office space will be adequate for the foreseeable future.

We have no plans to lease additional space in the next twelve months.

Reports to Security Holders
We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                           USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account. We will be attempting to raise up to $600,000, minus expenses of $20,000, from the sale of our common shares. These proceeds will be used as follows:

Gross Proceeds              $600,000                 $300,000
Expenses                      20,000                   20,000
                            --------                 --------
Net Proceeds                $580,000                 $280,000

SEC reporting costs           22,500                   22,500
Purchase practice
 with building               500,000                        -
Purchase practice
 with no building                  -                  200,000
Start up practice
 with no building                  -                        -
General working capital       57,500                   57,500
                            --------                 --------
Net Proceeds                $580,000                 $280,000

Gross Proceeds              $150,000                  $75,000
Expenses                      20,000                   20,000
                            --------                 --------
Net Proceeds                $130,000                 $ 55,000

SEC reporting costs           22,500                   22,500
Purchase practice
 with building                     -                        -
Purchase practice
 with no building                  -                        -

Start up practice
 with no building            105,500                        -
General working capital        2,000                   32,500
                            --------                 --------
Net Proceeds                $130,000                 $ 55,000

In the event we are not successful in selling a portion of the securities to raise at least $75,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements. Any remaining capital would be used to fund our working capital needs. If we are unable to raise the funds needed, Mr. Ray, an officer and director has agreed to provide the necessary funds to move forward with the marketing and promotion.

We will not receive any proceeds from the resale of securities by selling security holders.


                  DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. We have no significant operating history and have not generated any revenues to date. As a result, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

                              DILUTION

Assuming completion of the offering, there will be up to 10,900,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level             $600,000      $300,000     $150,000      $75,000
                         ----------     --------     --------     --------
Offering price                $0.10          $0.10         $0.10       $0.10
Net tangible book
  value per common
  share before offering    .0004           .0004          .0004       .0004




Increase per common
  share attributable to
  investors                .0526           .0356          .0196       .0096
                           -----           -----          -----       -----
Pro forma net tangible
  book value per
  common share after
  offering                      .053            .036           .020      .010
                               -----           -----          -----     -----
Dilution to investors           .047            .064           .080      .090
Dilution as a
  percentage of
  offering price                  47%             64%            80%       90%

Based on 4,900,000 common shares outstanding as of December 31, 2010 and total stockholder's equity of $1,934 utilizing audited December 31, 2010 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.10 per common share.

Further Dilution
The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.


                            DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS

We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity. Our current cash balance is estimated to be sufficient to fund our current operations for two months.

We have not received any significant revenues to date.  As of December
31, 2010, we had a cash balance of $7,855.   As a result of our limited
working capital, we have had to limit our operations. Until we are able to raise additional funds to pursue our business plan and generate material revenues, our activities will be restricted.

If less than $150,000 is raised from this offering, we may attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the registrant or cease operations. We do not have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Liquidity and Capital Resources

As of December 31, 2010, the registrant had a limited cash balance and
minimal accounts receivable.   The registrant has a contract with
SofTouch Dental in Gilbert Arizona for hourly consulting fee of $100.00 which began on January 15, 2010. If this offering is successful, we assume that we have sufficient funds to last the registrant for the next twelve months, including the due diligence and down payment for the purchase of any new practice. If the offering is only partial successful, it may be necessary for us to raise additional capital through debt or equity. There can be no assurance that additional capital will be available to the registrant. The registrant currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the registrant has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company

For the period from inception through December 31, 2010, we did not pursue any investing activities.

For the period from inception through December 31, 2010, we had notes payable-borrowings of $6,000 and received proceeds from the sale of common stock of $9,000. As a result, we had net cash provided by financing activities of $15,000 for the period from inception through December 31, 2010.

If this offering is successful, we assume that we will have sufficient funds to last the registrant for the next twelve months, including additional sales and marketing efforts. If the offering is only partially successful, it may be necessary for us to raise additional capital through debt or equity. There can be no assurance that additional capital will be available to the registrant.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any
other sources.   Our inability to raise funds for the above purposes
will have a severe negative impact on our ability to remain a viable company.

Plan of Operation
Over the next twelve months, we intend to focus on finding an existing dental practice to purchase along with all of its assets including the building. This will be done through the use of several business brokers. Currently, we do not have a contract with any business brokers. Within the next 3 months, management intends to enter into a contract with a business broker and commence looking for a practice.

Once the practice has been located and purchased, in order to be successful, we believe that we will need to:

   - execute our marketing strategy to enhance customer awareness and appreciation of our practice;
   - provide a superior client experience through consistent outstanding customer service that will ensure customer satisfaction and promote the frequency and value of customer spending;
   -  provide exceptional patient care.

Our current cash balance is estimated to be sufficient to fund our current operations for two months. We are attempting to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equity securities. It is our intent to secure a market share in the dental industry which we feel will require additional capital over the long term to undertake sales and marketing initiatives, and to manage timing differences in cash flows.

In the event we are not successful in selling all of the securities to raise at least $75,000, we would utilize any available funds raised the following order of priority:

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.
   -  for sales and marketing; and
   -  for the purchase of additional equipment

Going Concern
Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, Tri-Mark expects operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses and may have insufficient funds to grow its business in the near future. We can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates
Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies. We believe our estimates and assumptions to be reasonable under the circumstances. However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern. If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements
The registrant has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.


        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers
Our bylaws provide that the number of directors who shall constitute the whole board shall be such number that the number of authorized directors has been set at one or more in number pursuant to our bylaws.

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

NAME             AGE              POSITIONS HELD            SINCE

Brian E Ray       41          Chief Executive Officer/     Inception
1525 N. 67th St.               President/Secretary/        to present
Mesa, AZ 85205                    Director

John C. Lundgreen	41          Chief Financial Officer/     Inception
3066 E San Angelo Ave.        Vice President/Director     to present
Gilbert, AZ 85234

Our directors hold office until the next annual meeting of our stockholders or until their successors is duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Business Experience
Brian E. Ray.    Mr. Ray has been involved in small business
development for over 20 years. He began his career in the mid 1980's as the owner of a pool and spa service and supply company which he later sold. In 1993, Mr. Ray started White Pines Construction Inc., a construction management company which managed a number of sub contractors in all of the construction trades. The purpose of DEC Technologies was to provide experienced and professional subcontractors to large developers and homeowners as well as real-estate development. He has managed the construction of many homes including a $3.2 million condominium complex.

In 1996, Mr. Ray sold White Pines Construction and started a business consulting practice. The primary objectives of RD&D Enterprises were to help small business owners start and operate their business, train employees, raise capital and other facets of business development.
In 1998, Mr. Ray accepted a position with Fuld and Company as a Senior Consultant. His work at Fuld & Company involved helping senior management and executives of Fortune 500 companies design and implement competitive intelligence processes within their company. Some of his clients included: Lockhead Martin, Hughes Space and Communications, Lower Colorado River Authority, Principal Financial Group, John Hancock, Dyno Nobel, Blue Cross and Blue Shield, and The Wall Street Journal.

Mr. Ray has also had extensive experience in management consulting, team development, customer service consulting, business plan development, strategic plan development, and assistance in company organization.

Currently Mr. Ray is a part owner of LR Properties LLC which is a real-estate investment and development company. He is also part owner of Baywind Holdings LLC which owns SofTouch Dental Care LLC as well as Strategic Dental Management. He volunteers as a boy scout leader and is active in politics.

Mr. Ray earned a masters of organizational behavior in May 1994 and a bachelors degree in Psychology and Business Administration in June 1999 from Brigham Young University. He is also a member of the Society of Competitive Intelligence Professionals.

John Lundgreen.  Mr. Lundgreen is experienced in all facets of running
a business.   He has worked for 11 years in a variety of leadership
capacities in both start-up and publicly traded companies. In November 1993, Mr. Lundgreen began his career with Synergy Solutions, Inc., a
start-up software company.   He worked closely with the founder to
create and implement a new sales and distribution model. This strategy led to a significant increase in revenue and profitability. Two years later, this company was acquired by Artisoft, Inc.

Following the acquisition, Mr. Lundgreen was promoted to manager of major account sales for the Insync division of Artisoft, Inc. Mr. Lundgreen was successful in attracting and retaining strategic accounts such as Hewlett Packard and Toshiba leading to highest profit margins within the three divisions of the company.

Mr. Lundgreen was recruited by the CEO of Artisoft, Inc. to transfer to company headquarters in Cambridge, MA to start-up and run an international operation for the company. Within two years and through the signing of more than 20 key distribution partners worldwide, this operation grew to account for more than 30% of overall company revenue with a small fraction of the overhead.

With the international operation going smoothly, Mr. Lundgreen managed an inside sales department and later oversaw major account sales activities in addition to running the international operation for Artisoft, Inc.

Since January 2003, Mr. Lundgreen has been part owner of LR Properties, LLC; a real estate investment and development company part owner of Baywind Holdings LLC which owns SofTouch Dental Care and part owner of
DEC Technologies LLC.    He volunteers with the youth and is involved
in scouting.

Mr. Lundgreen earned a bachelors degree in International Finance in April 1993 from Brigham Young University. He minored in accounting, economics and Spanish.

Executive Compensation
We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.

Since our incorporation on January 8, 2010, Brian E. Ray has been our chief executive officer, president, secretary and a director. We have no formal employment or consulting agreement with Mr. Ray.

Since January 8, 2010, John Lundgreen has been our chief financial officer, vice president and a Director. We have no formal employment or consulting agreement with Mr. Lundgreen.

Since our incorporation on January 8, 2010, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Executive Compensation
The following table set forth certain information as to the compensation paid to our executive officers.

                 Summary Compensation Table

                                                                             Nonqualified
                                                                    Non-Equity  Deferred
Name and                                          Stock     Option   Incentive   Comp     All Other
Principal Position  Year     Salary      Bonus    Awards    Awards   Plan Comp  Earnings    Comp     Total
------------------  ----     ------      -----    ------    ------   ---------  --------  ---------  -----
Brian E. Ray
CEO                2010       n/a        n/a      n/a         n/a       n/a       n/a        n/a     n/a
John Lundgreen
CFO                2010       n/a        n/a      n/a         n/a       n/a       n/a        n/a     n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards
Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants
We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards
We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings
None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:
  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements
There are currently no employment agreements or other contracts or arrangements with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants. There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

Family Relationships
There are no familial relationships among any of our officers or directors. None of our officers or directors is a director in any other reporting companies. None of our officers or directors has been affiliated with any company that has filed for bankruptcy within the last five years. The registrant is not aware of any proceedings to which any of the registrant's officers or directors, or any associate of any such officer or director, is a party adverse to the registrant or any of the registrant's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the registrant serves for a term of one year or until the successor is elected at the registrant's annual shareholders' meeting and is qualified, subject to removal by the registrant's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Involvement in Certain Legal Proceedings
None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:
   - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 25, 2011, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

                                                           Percentage
Name and address                 Amount    Percentage    After Offering
----------------                 ------    ----------    --------------
Brian E. Ray
1496 N. Higley Rd.
Gilbert, AZ 85234               2,400,000     48.98%          22.02%

John Lundgreen                  2,400,000     48.98%          22.02%

Officers and Directors
As a group (2 persons)          4,800,000     97.96%          44.04%

Based upon 4,900,000 outstanding common shares as of January 25, 2011.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On January 8, 2010, we subscribed 400,000 shares of our common stock to Brian E. Ray, an officer and director, for a payment of $400. On June 16, 2010, options to purchase 2,000,000 shares of common stock were exercised by Mr. Ray for a purchase price of $.001 per share. As of June 16, 2010, this amount has been paid in cash.

On January 8, 2010, we subscribed 400,000 shares of our common stock to John C. Lundgreen, an officer and director, for a payment of $400. On June 16, 2010, options to purchase 2,000,000 shares of common stock were exercised by Mr. Lundgreen for a purchase price of $.001 per share. As of June 16, 2010, this amount has been paid in cash.

As of June 26, 2010, a convertible promissory note from related parties amounted to $6,000, and represented working capital advances from directors who are also stockholders of the registrant. This note is interest free until June 28, 2011, after which time it shall bear interest at the rate of 6% per annum. Interest shall accrue and be compounded monthly and shall be payable in like coin or currency on the Maturity Date.

The principal amount of this note may be prepaid by the registrant, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this note, all accrued but unpaid interest shall be paid to the holder on the date of prepayment. The unpaid principal on this note shall be convertible, at the sole and exclusive option of the holder, prior to the payment in full of the principal and interest outstanding under this note into common stock of the registrant. The holder of the note must give twenty (20) days advanced written notice to the registrant of its intention to convert the note, unless agreed to otherwise by the parties.

Director Independence
Our board of directors consists of Brian E. Ray and John Lundgreen. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

From inception to the date of this memorandum ending there were no transactions with related persons other than as described below.

Code of Ethics, Audit Committee and Financial Expert
We do not currently have a code of ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on the board or an audit committee or nominating committee.

Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Corporate Governance
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Potential Conflicts of Interest
Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.


                         DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital
The registrant is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of common shares that the registrant shall have authority to issue is forty five million (45,000,000), par value $0.001. The total number of preferred shares the registrant shall have authority to issue is five million (5,000,000), par value $0.001.

Common Stock
The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions.

    1. The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote

    2. After the requirements with respect to the preferential dividends of preferred stock, if any, shall have been met and after the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3. After distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Preferred Stock
The registrant, by resolution of its board of directors, may divide and issue the preferred stock in series. Preferred stock of each series when issued shall be designated to distinguish them from the shares of all other series. The board of directors is hereby expressly vested with the authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the articles of incorporation and the Nevada Revised Statutes in respect to the following:
    1. The number of shares to constitute such series, and the distinctive designations thereof;
 (a) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
 (c) The amount payable upon shares in event of involuntary liquidation;
 (d) The amount payable upon shares in event of voluntary liquidation;
 (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;
 (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
 (g)   Voting powers, if any; and
 (h) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Transfer Agent
The registrant acts as its own transfer agent. After completion of this offering, the registrant intends to retain Mountain Share
Transfer, Inc., Broomfield, Colorado as our transfer agent.


                    SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 4,900,000 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 6,000,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144. In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the

Securities Act or that were acquired from an affiliate of the registrant is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:
   - one percent of the number of then outstanding shares of common stock, or
   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

          DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                    FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
               ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.


      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

     a) Market Information. Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

     b) Holders. As of January 25, 2011, there were seven shareholders of the registrant.

     c) Dividends. Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

     d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category             Number of Securities        Weighted Average Exercise      Number of Securities
                          Issued upon Exercise of     Price of Outstanding Options    Remaining Available
                          Outstanding Options,        Warrants and Rights             Future Issuance
Equity
Compensation
Plans Approved
by Security Holders                 n/a                         n/a                          n/a

Equity
Compensation
Plans Not Approved
by Security Holders                 n/a                          n/a                          n/a
                                 ------                       ------                       ------
Total                               n/a                          n/a                          n/a

f)  Sale of unregistered securities.
On January 8, 2010, we issued 400,000 shares of our common stock to Mr. Brian E Ray, an officer and director of the registrant. These commonshares were issued in exchange for services rendered in the organization of the registrant.

On January 8, 2010, we issued 400,000 shares of our common stock to Mr. John C Lundgreen, and officer and director of the registrant. These common shares were issued in exchange for services rendered in the organization of the registrant.

On June 16, 2010, we issued 2,000,000 shares of our common stock to Mr. Brian E Ray, an officer and director. These shares were issued in exchange for cash of $2,000.00.

On June 16, 2010, we issued 2,000,000 common shares to Mr. John C. Lundgreen, an officer and director. These common shares were issued in exchange for cash of $2,000.00.

On June16, 2010, we issued 20,000 shares of our common stock to Mr. Daniel Bodreo. These common shares were issued in exchange for cash of $1,000.00.

On June16, 2010, we issued 20,000 common shares to Mr. Richard
Westberg. These common shares were issued in exchange for cash of $1,000.00.

On June16, 2010, we issued 20,000 common shares to Mr. David
Lundgreen. These common shares were issued in exchange for cash of $1,000.00.

On June16, 2010, we issued 20,000 common shares to Mr. Judd
Flake. These common shares were issued in exchange for cash of $1,000.00.

On June 16, 2010, we issued 20,000 common shares to Mr. Loyd
Young. These common shares were issued in exchange for cash of $1,000.00.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.

Admission to Quotation on the OTC Bulletin Board and OTCQB
We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and the OTCQB. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

   - is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and
   - securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing. If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB. We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB. We currently have no market maker who is willing to list quotations for our securities.

                                 EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Ronald Chadwick, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                            LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


                              LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

                    WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Strategic Dental Management Corp.
1496 N. Higley Rd.
Gilbert, AZ 85234
Telephone: 480-654-9400
Attention: Brian E. Ray, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

       Report of Independent Registered Public Accounting Firm

Board of Directors
Strategic Dental Management Corp.
Mesa, Arizona

I have audited the accompanying balance sheet of Strategic Dental Management Corp. (a development stage company) as of December 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from January 8, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Dental Management Corp. at December 31, 2010, and the results of its operations and its cash flows for the period from January 8, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements the Company has suffered a loss from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado					 /s/Ronald R. Chadwick, P.C.
January 12, 2011                           ---------------------------
              					 RONALD R. CHADWICK, P.C.

                    STRATEGIC DENTAL MANAGEMENT CORP
                     (A Development Stage Company)
                              BALANCE SHEET

                                                         Dec. 31, 2010
                                                         -------------
ASSETS

  Current assets
    Cash                                                   $   7,855
    Accounts receivable                                           79
                                                           ---------
      Total current assets                                     7,934
                                                           ---------
  Total Assets                                             $   7,934
                                                           =========
LIABILITIES &
  STOCKHOLDERS' EQUITY

  Current liabilities                                      $       -
                                                           ---------
  Total current liabilities                                        -

    Notes Payable                                              6,000
                                                           ---------
  Total Liabilities                                            6,000
                                                           ---------
  Stockholders' Equity
    Preferred stock, $.001 par value;
      5,000,000 shares authorized;
      no shares issued and outstanding                             -
    Common stock, $.001 par value;
      45,000,000 shares authorized;
      4,900,000 shares issued and outstanding                  4,900
    Additional paid in capital                                 4,900
    Deficit accumulated during the dev. stage                 (7,866)
                                                            --------
  Total Stockholders' Equity                                   1,934
                                                           ---------
  Total Liabilities and Stockholders' Equity               $   7,934
                                                           =========


                The accompanying notes are an integral
                  part of the financial statements.

                 STRATEGIC DENTAL MANAGEMENT CORP
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS

                                                           Period From
                                                          Jan. 08, 2010
                                                           (Inception)
                                                             Through
                                                          Dec. 31, 2010
                                                          -------------
Revenue - related party                                      $   6,704
                                                             ---------
Operating expenses:
  General and administrative                                    14,770
                                                             ---------
                                                                14,770
                                                             ---------
Gain (loss) from operations                                     (8,066)
                                                             ---------
Other income (expense):
  Miscellaneous income                                             200
                                                             ---------
Income (loss) before
 provision for income taxes                                     (7,866)
Provision for income tax                                             -
                                                             ---------
Net income (loss)                                            $  (7,866)
                                                             =========
Net income (loss) per share
  (Basic and fully diluted)                                  $   (0.00)
                                                             =========
Weighted average number of
 common shares outstanding                                   4,854,167
                                                             =========

                  The accompanying notes are an integral
                    part of the financial statements.

                 STRATEGIC DENTAL MANAGEMENT CORP
                  (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY

                                                               Deficit
                                                             Accumulated
                              Common Stock                    During The    Stock-
                                       Amount      Paid In    Development   holders'
                           Shares   ($.001 Par)    Capital      Stage       Equity
                           ------    ---------     -------   ------------   -------
Balances at Jan. 08,
 2010 (Inception)               -    $       -     $       -   $       -    $       -

Compensatory stock
 issuances                800,000          800             -           -          800

Sales of common stock   4,100,000        4,100         4,900           -        9,000

Net income (loss) for
 the period                     -            -             -      (7,866)      (7,866)
                        ---------    ---------     ---------   ---------    ---------
Balances at December
 31, 2010               4,900,000    $   4,900     $   4,900   $  (7,866)   $   1,934
                        =========    =========     =========   =========    =========

                   The accompanying notes are an integral
                     part of the financial statements.

                     STRATEGIC DENTAL MANAGEMENT CORP
                       (A Development Stage Company)
                          STATEMENT OF CASH FLOWS

                                                         Period From
                                                        Jan. 08, 2010
                                                         (Inception)
                                                           Through
                                                        Dec. 31, 2010
                                                        -------------
Cash Flows From Operating Activities:
  Net income (loss)                                       $  (7,866)

  Adjustments to reconcile net loss to
   net cash provided by (used for)
   operating activities:
    Accounts receivable                                         (79)
    Compensatory stock issuances                                800
                                                          ---------
       Net cash provided by (used for)
        operating activities                                 (7,145)
                                                          ---------

 Cash Flows From Investing Activities:                            -
                                                          ---------
      Net cash provided by (used for)
       investing activities                                       -
                                                          ---------





(Continued On Following Page)












                The accompanying notes are an integral
                   part of the financial statements.

                     STRATEGIC DENTAL MANAGEMENT CORP
                      (A Development Stage Company)
                         STATEMENT OF CASH FLOWS


                      (Continued From Previous Page)

                                                        Period From
                                                       Jan. 08, 2010
                                                        (Inception)
                                                          Through
                                                       Dec. 31, 2010
                                                       -------------
Cash Flows From Financing Activities:
  Notes payable - borrowing                                  6,000
  Sales of common stock                                      9,000
                                                         ---------
      Net cash provided by (used for)
       financing activities                                 15,000
                                                         ---------
 Net Increase (Decrease) In Cash                             7,855

 Cash At The Beginning Of The Period                             -
                                                         ---------
 Cash At The End Of The Period                           $   7,855
                                                         =========

Schedule Of Non-Cash Investing And Financing Activities
-------------------------------------------------------
None

Supplemental Disclosure
-----------------------
Cash paid for interest                                   $       -
Cash paid for income taxes                               $       -







                  The accompanying notes are an integral
                    part of the financial statements.

Strategic Dental Management Corp.
(A Developmental Stage Company)
Notes to   Financial Statements
December 31, 2010

Note 1 - Organization and Summary of Significant Accounting Policies
Organization

Strategic Dental Management Corp. (the "Company") was incorporated on January 8, 2010 in the State of Colorado. The Company has had limited activity and revenue and is in the development stage. The Company provides consulting and management services to the dental industry. The Company has chosen December 31 as a year end.

Use of estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Cash and cash equivalents
All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash. These short-term investments are stated at cost, which approximates fair value.

Property and equipment
The Company has no property or equipment at this time.

Revenue Recognition
The Company utilizes the accrual method of accounting. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded. Customers' prepayments are deferred until products are shipped and accepted by the customers.

Strategic Dental Management Corp.
(A Developmental Stage Company)
Notes to   Financial Statements - (Continued)
December 31, 2010

Advertising expenses
Advertising costs are expensed when incurred. No advertising was conducted during the period ended December 31, 2010.

Income taxes
Income taxes are accounted for in accordance with ASC 740, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is currently filing its income tax returns on the cash basis.

Earnings (loss) per share
The net income (loss) per share is computed by dividing the net income
(loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.
Financial Instruments

The carrying value of the Company's financial instruments as reported in the accompanying balance sheet, approximates fair value.

Products and services, geographic areas and major customers

The Company derives revenue from providing consulting and management services to the dental industry. It currently has no separate operating segments. The Company's sales are external and domestic.

Stock based compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Strategic Dental Management Corp.
(A Developmental Stage Company)
Notes to   Financial Statements - (Continued)
December 31, 2010

Note 2 - Notes payable

At December 31, 2010 the Company had a notes payable for $6,000 to a company related by common control, unsecured, which bears no interest until June 28, 2011 and 6% compounded monthly thereafter, with principal and interest due in full at June 28, 2012. The note is convertible anytime at the Holder's option at $.05 per share.

The future principal repayment schedule by year for the note payable is: 2012 $6,000.

Note 3 - Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. At December 31, 2010 the Company had approximately $7,900 in unused federal net operating loss carryforwards, which begin to expire principally in the year 2030. A deferred tax asset of approximately $1,600 resulting from the loss carryforward has been offset by a 100% valuation allowance. The change in the valuation allowance in 2010 was approximately $1,600.

Note 4 - Stockholders' Equity

Common Stock
The Company as of December 31, 2010 had 45,000,000 shares of authorized common stock, $.001 par value, with 4,900,000 shares issued and outstanding.

Preferred Stock
The Company as of December 31, 2010 had 5,000,000 shares of authorized preferred stock, $.001 par value, none issued and outstanding, with rights, preferences and designations to be determined by the Board of Directors.

Note 5 - Related Party Transactions

All Company consulting revenues of $6,704 are from a LLC related by common control of a Company officer.

Note 6 - Going Concern

The Company has suffered a loss from operations and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Strategic Dental Management Corp.
(A Developmental Stage Company)
Notes to   Financial Statements - (Continued)
December 31, 2010

Note 6 - Going Concern (Continued):

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes through marketing efforts to generate revenues from sales of its art consulting and marketing services. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

Note 7 - Subsequent Events

The Company evaluated events subsequent to the balance sheet date of December 31, 2010 through the date that these financial statements were available for issuance and has determined that there are no subsequent events that require disclosure.

Prospectus

                Strategic Dental Management Corp.


                        January 25, 2011


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $    44.00
Legal Fees and Expenses . . . .    10,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     4,956.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $20,000.00
                                  ==========

Item 14.  Indemnification of Directors and Officers
---------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------
On January 8, 2010, we issued 400,000 common shares to Mr. Brian E Ray, an officer and director of the registrant. These common shares were issued in exchange for services rendered in the organization of the registrant.

On January 8, 2010, we issued 400,000 common shares to Mr. John C
Lundgreen, an officer and director of the registrant. These common shares were issued in exchange for services rendered in the organization of the registrant.

On June 16, 2010, we issued 2,000,000 common shares to Mr. Brian E Ray, and officer and director of the registrant. These common shares were issued in exchange for cash of $2,000.00.

On June 16, 2010, we issued 2,000,000 common shares to Mr. John C. Lundgreen, an officer and director of the registrant. These shares were issued in exchange for cash of $2,000.00.

On June 16, 2010, we issued 20,000 common shares to Mr. Daniel
Bodreo. These common shares were issued in exchange for cash of $1,000.00.

On June 16, 2010, we issued 20,000 common shares to Mr. Richard
Westberg. These common shares were issued in exchange for cash of $1,000.00.

On June 16, 2010, we issued 20,000 common shares to Mr. David
Lundgreen. These common shares were issued in exchange for cash of $1,000.00.

On June 16, 2010, we issued 20,000 common shares to Mr. Judd
Flake. These common shares were issued in exchange for cash of $1,000.00.

On June 16, 2010, we issued 20,000 common shares to Mr. Loyd
Young. These common shares were issued in exchange for cash of $1,000.00.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

Item 16.  Exhibits and Financial Statement Schedules
---------------------------------------------------
The following exhibits are filed as part of this registration statement:

Exhibit          Description
-------          -----------
   3    Articles of Incorporation, By-Laws
         (i)      Articles of Incorporation and amendment.
         (ii)     By-Laws.
   5   Consent and Opinion of Jody M. Walker, Attorney at Law,
        regarding the legality of the securities being registered
  11   Statement of Computation of Per Share Earnings
        This Computation appears in the Financial Statements.
  23   Consent of Certified Public Accountant.

Item 17.  Undertakings
----------------------
   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i. If the registrant is relying on Rule 430B (230.430B of this chapter):
   A.  Each prospectus filed by the registrant pursuant to Rule
424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
  iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Strategic Dental Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Gilbert, State of Arizona on the 8th day of February, 2011.

Strategic Dental Management Corp.

By: /s/ Brian E. Ray
    -------------------
    Brian E. Ray, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Brian E. Ray                       Dated: February 8, 2011
     ----------------------
     Brian E. Ray, CEO/
     Director

By:  /s/John Lundgreen                     Dated: February 8, 2011
     ----------------------
     John Lundgreen, CFO/
     Controller/Director



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